INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 3 to Registration Statement No. 811-09633 of our report dated November 15, 2001 on Global Financial Services Portfolio of Global Financial Services Master Trust appearing in the September 30, 2001 Annual Report of Merrill Lynch Global Financial Services Fund, Inc., and to the reference to us under the caption "Independent Auditors", both of which appear in Part B of such Registration Statement.

/s/Deloitte & Touche LLP

New York, New York
January 23, 2002